Exhibit 10.2

July 31, 2025

Zhejiang Leiya Electronics Co., Ltd.

528 Binhai 4th Avenue

Wenzhou Economic and Technological Development

Wenzhou, Zhejiang

China

Attention: Mr. Lingyi Kong CEO

Re: Follow-On

Dear Mr. Kong,

This letter (the “Agreement”) constitutes the agreement between Erayak Power Solutions including any subsidiaries and affiliates (the “Company”) and Craft Capital Management LLC (“Craft Capital”) a New York corporation, that Craft Capital (Underwriter) shall serve as the sole manager and book-runner for the underwriting of a FOLLOW-ON offering to the Nasdaq Market on a best efforts basis (the “FOLLOW-ON”) of shares of the Company’s common stock (the “Shares”) by the Company or its subsidiaries. The terms of the FOLLOW-ON shall be mutually agreed upon by the Company, the investors and Underwriter and nothing herein implies that Underwriter has or would have the authority to bind the Company or an obligation of the Company to issue any Shares or to complete the FOLLOW-ON. Likewise, the Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Underwriter to purchase the Shares of the Company and does not ensure the successful completion of the FOLLOW-ON or the securing of any other financing on behalf of the Company. All references in this Agreement to dollars or $ shall mean United States dollars.

1.	FOLLOW-ON.

(a)	Term and Termination of Engagement. The term of Craft Capital’s engagement in connection with the FOLLOW-ON will begin on the date hereof and end twelve (12) months from the date hereof, unless sooner terminated at any time by the Company or the Underwriter with or without Cause (as defined below), pursuant to the terms of this Agreement (the “Engagement Period”), to act as the Company’s exclusive financial advisor, sole book-runner, sole underwriter and sole investment banker in connection with the proposed FOLLOW-ON or any other financing. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution, and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement. During the Engagement Period or until the consummation of the FOLLOW-ON, and as long as Craft Capital is proceeding in good faith with preparations for the FOLLOW-ON, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company.

i.	The FOLLOW-ON will consist of the sale of up to approximately $10,000,000 of Shares of the Company. Craft Capital intends to conduct the FOLLOW-ON on a best efforts basis, subject to, among other matters referred to herein and additional customary conditions, completion of Craft Capital’s due diligence examination of the Company and its affiliates, obtaining all required regulatory approval for the FOLLOW-ON and the execution of a definitive underwriting agreement between the Company and Craft Capital in connection with the FOLLOW-ON (the “Underwriting Agreement”). The actual size of the FOLLOW-ON, the precise number of Shares to be offered by the Company, and the offering price per Share shall be the subject of continuing negotiations between the Company and Craft Capital and will depend upon, among other factors, the capitalization of the Company (at the time of the FOLLOW-ON) being acceptable to Craft Capital, general market and economic conditions, changes of applicable securities regulations and stock exchange’s listing standards, a review and finalization of audited financial statements and formal financial projections of the Company, as well as other factors which Craft Capital deems relevant in its discretion. Craft Capital may: (i) with the Company’s approval (not to be unreasonably withheld, conditioned or delayed), create an underwriting syndicate for the FOLLOW-ON comprised of broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”), (ii) rely on soliciting dealers who are FINRA members to participate in placing a portion of the FOLLOW-ON, (iii) offer Shares to such dealers at less than the FOLLOW-ON price and/or (iv) offer Shares in foreign jurisdictions. Notwithstanding anything to the contrary herein, the final terms of the FOLLOW-ON will be subject to the approval of the Company in its sole discretion.

(b)	Underwriting Fee. The Company will pay Craft Capital an underwriting discount or spread of 6.0% of the FOLLOW-ON price. Craft Capital will also be entitled to a non-accountable expense allowance of 1% payable at the Closing (the “Non-Accountable Expense Allowance”). As additional compensation for Craft Capital’s services, the Company shall issue to Craft Capital or its designees at the Closing warrants (the “Underwriter’s Warrants”) to purchase that number of Shares equal to 6% percent of the aggregate number of Shares sold in the FOLLOW-ON (including Over-allotment Shares, if applicable). The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the 5-year period commencing at the time of the FOLLOW-ON, at a price per share equal to 125.0% of the FOLLOW-ON price per Share at the FOLLOW-ON (and shall provide for adjustments to the exercise price and number of shares of ordinary shares for which the warrant is exercisable in the event of stock dividends, splits and recapitalizations). The Underwriter’s Warrant shall not be redeemable. The Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of six months following the commencement of sales of the FOLLOW-ON, except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of Craft Capital (or to officers, managers or members for any such successor, member or partner), if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Underwriter’s Warrant will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110, and further, the number of shares underlying the Underwriter’s Warrants and any of the other compensation and expense payments/reimbursements shall be reduced if necessary to comply with FINRA rules or regulations.

(c)	Registration. The Company will, as soon as practicable, prepare and file with the Securities and Exchange Commission (the “Commission”) and the appropriate state securities authorities, a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a prospectus included therein (the “Prospectus”) covering the Shares to be sold in the FOLLOW-ON, and the Shares issuable upon the exercise of the Underwriter’s Warrants (“the “Warrant Shares”). The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Craft Capital and counsel to Craft Capital and will contain: (i) audited financial statements of the Company and such interim and other financial statements and schedules as may be required by the Securities Act and rules and regulations of the Commission thereunder, and (ii) a description of the business of the Company and such other disclosures regarding the Company and its officers and directors as may be required by the Securities Act and rules and regulations of the Commission thereunder. Craft Capital and its counsel shall be given the opportunity to make such a review and investigation in connection with the Registration Statement and the Company as they deem desirable. Craft Capital and the Company shall mutually agree on the use of proceeds of the FOLLOW-ON, which shall be described in detail within the Prospectus, it being further understood and agreed that, except as may be expressly approved by Craft Capital, no proceeds from the FOLLOW-ON will be used to pay outstanding loans owed by the Company to any Company officers, directors, or shareholders.

(d)	Lock-up. The Registration Statement filing will include as an exhibit a proposed form of the Underwriting Agreement. The final Underwriting Agreement will be in form satisfactory to the Company and Craft Capital and will include indemnification provisions and other terms and conditions customarily found in underwriting agreements for an FOLLOW-ON of equity securities in the U.S. Without limiting the generality of the foregoing, the Underwriting Agreement will contain customary representations and warranties of the Company and will further provide, in addition to the matters addressed herein, that (i) the Company’s directors and officers and any other holder of 5.0% percent or more of the outstanding shares of the Company as of the effective date of the Registration Statement, will enter into customary “lock-up” agreements in favor of Craft Capital pursuant to which such persons and entities will agree, for a period of six (6) months following the date of the Prospectus, that they will neither offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Craft Capital’s prior written consent.

(e)	The Company and Craft Capital will cooperate in obtaining the necessary approvals and qualifications in such states as Craft Capital deems necessary and/or desirable. The Company will be responsible for and pay all expenses relating to the FOLLOW-ON, including, without limitation, (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the FOLLOW-ON (including the Warrant Shares) with the Commission; (ii) all filing fees and expenses associated with the review of the FOLLOW-ON by FINRA; (iii) all fees and expenses relating to the listing of such Shares on the Nasdaq Capital Market, as the Company and Craft Capital together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (iv) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors; (v) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as Craft Capital may reasonably designate; (vi) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as Craft Capital may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriter, Selected Dealers’ Agreement, Underwriter’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Craft Capital may reasonably deem necessary; (viii) the costs of preparing, printing and delivering certificates representing the Shares; (ix) fees and expenses of the transfer agent for such Shares; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Craft Capital; (xi) the fees and expenses of the Company’s accountants; (xii) the fees and expenses of the Company’s legal counsel and other agents and representatives; (xiii) Reserved; (xiv) the costs associated with bound volumes of the FOLLOW-ON materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the FOLLOW-ON Closing in such quantities as Craft Capital may reasonably requests ; and (xv) the reasonable cost of the Company for roadshow meetings and the preparation of a power point presentation. The Company shall pay the reasonable and documented out-of-pocket expenses of Craft Capital actually incurred (including but not limited to reasonable and documented fees and expenses of due diligence and its legal counsel) up to $125,000 (the “Documented Expense Reimbursement”). To ensure compliance with FINRA Rule 5110(f)(2)(C), any Advance received or to be received by Craft Capital shall be returned to the Company to the extent not used to pay its accountable out-of-pocket expenses actually incurred.

(f)	Before the Commission declares the Registration Statement effective, Craft Capital may plan and arrange one or more “road show” and testing-the-waters marketing trips for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company will pay its own expenses, including, without limitation, the costs of recording and hosting on the Internet of the Company’s roadshow presentation and travel and lodging expenses associated with such trips. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior and following the effectiveness of the Registration Statement, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission relating to FOLLOW-ONs, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information. In addition, the Company will not, without the prior written consent of Craft Capital, make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act required to be filed with the Commission.

(g)	At such time as the Company and Craft Capital are mutually satisfied that it is appropriate to commence the FOLLOW-ON, the final terms of the Underwriting Agreement will be negotiated, and the Company and Craft Capital will request the Commission to make the Registration Statement effective.

(h)	The FOLLOW-ON will be conditioned upon, among other things, the following:

i.	Recapitalization of the Company. Craft Capital will require that the balance sheet of the Company be improved, specifically that the Company will undertake to eliminate the overhang of convertible securities, including preferred shares, investor warrants, convertible bonds and debentures.

ii.	Satisfactory completion by Craft Capital of its due diligence investigation and analysis of: (a) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers and (b) the Company’s audited historical financial statements as may be required by the Securities Act and rules and regulations of the Commission thereunder for inclusion in the Registration Statement;

iii.	The execution by the Company and Craft Capital of a definitive Underwriting Agreement containing all applicable terms and conditions provided for in this Agreement;

iv.	The Company meeting the criteria necessary for inclusion of the Shares on the Nasdaq Capital Market and seeking and using its commercially reasonable efforts to maintain such listing for a period of at least three years after the FOLLOW-ON Closing;

v.	Neither the Company nor any of its affiliates having, either prior to the initial filing or the effective date of the Registration Statement, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the regulations thereunder with the offer and sale of the Shares pursuant to the Registration Statement; and

vi.	The Company’s registration of the Shares under the provisions of Section 12(b) or (g), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the effective date of the FOLLOW-ON.

2.	Except as provided in Sections 1(b) and 1(e), this Section 2, and Sections 3 through 12 hereof (which are intended to be legally binding and enforceable on and against the Company and Craft Capital), this Agreement is not intended to be a binding legal document nor a legal commitment on the part of Craft Capital to provide any financing to the Company, as the agreement between the parties hereto on these matters will be embodied in the definitive agreements of the FOLLOW-ON. Until the definitive agreements of applicable FOLLOW-ON have been finally negotiated and signed, the Company or Craft Capital may at any time terminate their further participation in the proposed transactions contemplated hereby and the engagement by the Company of Craft Capital and the party so terminating will have no liability to the other on account of any matters provided for herein, except as provided for in this Paragraph. “Cause”, for the purpose of this Agreement, shall mean, willful misconduct, gross negligence or a material breach of this Agreement by Craft Capital. In the event that the Company believes that Craft Capital has engaged in Cause, it must first notify Craft Capital in writing of the facts and circumstance supporting such an assertion(s) and allow Craft Capital 20 days to cure such alleged defaults. Unless this Agreement is effectively terminated by the Company for Cause, upon the conclusion of the Engagement Period the Company agrees to reimburse Craft Capital for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 1(e) and to reimburse Craft Capital for the full amount of its accountable expenses incurred to such date (which shall include, but shall not limited to, all fees and disbursement of Craft Capital’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by Craft Capital in conducting its due diligence), less any advances and amounts previously paid to Craft Capital in reimbursement for such expenses, subject to Section 1(e).

3.	The Company represents to Craft Capital that the Company has not engaged and is not working with any third-party finder in connection with the FOLLOW-ON or the introduction of the Company to Craft Capital and the Company agrees not to engage, work with, or pay fees to any third-party finder in connection with the FOLLOW-ON or the introduction of the Company to Craft Capital. The Company represents and warrants to Craft Capital that the entry into this Agreement or any other action of the Company in connection with the proposed FOLLOW-ON will not violate any agreement between the Company and any other broker, agent, or underwriter.

4.	Craft Capital reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion will be made by FINRA to the effect that its aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to Craft Capital by the Company may not be increased above the amounts stated herein without the written approval of the Company.

5.	During the Engagement Period or until the FOLLOW-ON Closing, the Company agrees to cooperate with Craft Capital and to furnish, or cause to be furnished, to Craft Capital, any and all information and data concerning the Company, its subsidiaries and the FOLLOW-ON that Craft Capital deems appropriate (the “Information”). The Company will provide Craft Capital reasonable access during normal business hours from and after the date of execution of this Agreement until the date of the FOLLOW-ON Closing to all of the Company’s and its subsidiaries’ assets, properties, books, contracts, commitments and records and to the Company’s and its subsidiaries’ officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants to Craft Capital that all Information: (i) made available by the Company to Craft Capital or its agents, representatives and any potential syndicate or selling group member, (ii) contained in any preliminary or final Prospectus prepared by the Company in connection with the FOLLOW-ON, and (iii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants to Craft Capital that all such Information will have been prepared by the Company in good faith and will be based upon assumptions which, in light of the circumstances under which it was made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Craft Capital will be using and relying on such Information (and information available from public sources and other sources deemed reliable by Craft Capital) without independent verification thereof by Craft Capital or independent appraisal by Craft Capital of any of the Company's or its subsidiaries’ assets. The Company acknowledges and agrees that this Agreement and the terms hereof are confidential and will not be disclosed to anyone other than the officers and directors of the Company and the Company's accountants and legal counsel or as required by law or applicable rule or regulation and without limiting the generality of the foregoing the terms of this Agreement may be disclosed in the Company’s filings with the Securities and Exchange Commission, FIRNA and any exchange. Except as contemplated by the terms hereof or as required by applicable law, the Company and Craft Capital shall keep strictly confidential all non-public Information concerning the Company provided to Craft Capital and shall not utilize the Information for any purpose other than conducting the FOLLOW-ON. No obligation of confidentiality shall apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Craft Capital, (b) was known or became known by Craft Capital prior to the Company's disclosure thereof to Craft Capital, (c) becomes known to Craft Capital from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Craft Capital.

6.	Tail-Fee. Tail Financing. If the Company receives proceeds from the sale of its equity, debt and/or equity derivative instruments to any investor actually introduced by the Underwriter during the twelve-month period following the completion of the Offering, the Underwriter shall be entitled to a cash fee equal to seven and a half percent (7.0%) of the gross proceeds received by the Company (the “Tail Financing”). Notwithstanding the foregoing, no fee shall be payable by the Company if the Company terminates this Agreement for Cause.

7.	In connection with the Company’s engagement of Craft Capital pursuant to this Agreement, the Company hereby agrees to indemnify and hold harmless Craft Capital and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Craft Capital, or (B) otherwise relate to or arise out of Craft Capital’s activities on the Company’s behalf under Craft Capital’s engagement, and the Company shall reimburse any Indemnified person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Craft Capital except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

(a)	Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(b)	The Company agrees that it will not, without the prior written consent of Craft Capital, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim. The Company further agrees to notify Craft Capital promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

(c)	If for any reason the forgoing indemnity is unavailable to Craft Capital or insufficient to hold Craft Capital harmless, then the Company shall contribute to the amount paid or payable by Craft Capital as a result of such losses, claims, damages or liabilities in such proportion as its appropriate to reflect not only the relative benefits received by the Company on the one hand and Craft Capital on the other, but also the relative fault of the Company on the one hand and Craft Capital on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Craft Capital’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Craft Capital under this Agreement (excluding any amounts received as reimbursement of expenses incurred by Craft Capital).

(d)	These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this agreement and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

8.	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's email server that such e-mail could not be delivered to such recipient); or (iii) 1 business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Mr. Kong – CEO

Zhejiang Leiya Electronics Co., Ltd.

528 Binhai 4th Avenue

Wenzhou Economic and Technological Development

Wenzhou, Zhejiang

China

Attention: Mr. Lingyi Kong

E-Mail:

If to Craft Capital:

Craft Capital Management LLC

377 Oak St, Lower Concourse,

Garden City, NY 11530
Telephone: (800) 550-8411
Facsimile: (516) 706-3277
Attention: Stephen Kiront

E-Mail: skiront@craftcm.com

9.	The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder Craft Capital’s efforts hereunder. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Craft Capital and the Company: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which they may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement. Craft Capital and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company sent by certified mail or private carrier (Federal Express, UPS or equivalent) to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Craft Capital mailed by certified mail to Craft Capital’s address shall be deemed in every respect effective service process upon Craft Capital, in any such suit, action or proceeding.

10.	Notwithstanding any provision of this Agreement to the contrary, the Company acknowledges that Craft Capital has been retained only by the Company, that Craft Capital is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Craft Capital is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Craft Capital or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, employees or agents. Unless otherwise expressly agreed in writing by Craft Capital, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Craft Capital, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Craft Capital to the Company in connection with Craft Capital’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible FOLLOW-ON, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Craft Capital shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Craft Capital. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the Agreement and transaction documents between the Company and the investors in the FOLLOW-ON, and that Craft Capital will be entitled to rely on the representation, warranties, agreements and covenants of the Company contained in such transaction documents as if such representations, warranties, agreements and covenants were made directly to Craft Capital by the Company.

11.	This Agreement shall not be modified or amended except in writing signed by Craft Capital and the Company. This Agreement constitutes the entire agreement of Craft Capital and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

We are delighted at the prospect of continuing our working relationship with you. If you are in agreement with the foregoing, please execute and return a copy of this Agreement to the undersigned, along with payment of the Initial FOLLOW-ON Advance via wire or other certified funds. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

CRAFT CAPITAL MANAGEMENT LLC

By:	/s/ Stephen Kiront
Name:	Stephen Kiront
Title:	Chief Operating Officer

Accepted and agreed to as of
the date first written above.

Erayak Power solutions

By:	/s/ Lingyi Kong
Name:	Lingyi Kong
Title:	CEO